Exhibit 10.5

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (“Agreement”) made, delivered, and effective as of July 9, 2009, by and among COMERICA BANK (“Bank”), with an address at 500 Woodward Avenue, Detroit Michigan 48226, QUANTUM VALUE MANAGEMENT, LLC, a Delaware limited liability company, whose address is 33 Bloomfield Hills Parkway, Bloomfield Hills, MI 48304 (“Assignor”), MANITEX INTERNATIONAL, INC., a Michigan corporation, and MANITEX INC., a Texas corporation, whose address is 3000 S. Austin Ave., Georgetown, TX 78626-7544 (collectively “Assignee”).

W I T N E S S E T H :

WHEREAS, Assignor is indebted to Bank under the terms that certain Variable Rate – Single Payment Note in the original principal amount of $20,000,000 dated March 10, 2005, by Assignor payable to Bank (the “Note”).

WHEREAS, Assignor has requested that Bank consent to the assignment by Assignor and the assumption by Assignee of all of Assignor’s obligations to Bank under the Note (the “Assignment”) and Bank is willing to do so under the following terms and conditions.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth herein, Assignor, Bank and Assignee agree as follows:

1. As of the date hereof, the principal balance of the Note is $1,483,299.

2. Assignor hereby assigns to Assignee, and Assignee hereby assumes and agrees to perform, all of the obligations and liabilities of Assignor to Bank under the Note, all of which shall be binding upon Assignee to the same extent as if Assignee had originally made, executed and delivered the Note.

3. Bank consents to the Assignment.

4. Concurrently herewith, Assignee executes and delivers to the Bank an Installment Note in the form of Exhibit A attached hereto (“Installment Note”). The Installment Note shall constitute an amendment and restatement of the Note.

5. Without limiting the other terms and provisions of this Agreement, Assignor and Assignee each agree to execute and deliver to Bank from time to time such documents or agreements as the Bank may request to give effect to the terms of this Agreement.

6. This Agreement shall be effective on the date of the Assignment.

7. This Agreement shall be binding upon the parties hereto and their successors and assigns.

8. All obligations of Assignee hereunder shall be joint and several.

9. Nothing in this Agreement shall constitute a release or discharge of Assignor’s liability under the Note. Assignor agrees that the Bank may, once or any number of times, modify the terms of the Installment Note, amend or amend and restate the Installment Note, and/or compromise, extend, increase, accelerate, renew or forbear to enforce payment of the Installment Note, all without notice to the Assignor and without affecting in any manner the unconditional obligation of the undersigned under the Installment Note.

10. ASSIGNOR, ASSIGNEE AND BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR ANY OF THE NOTE.

11. This Agreement may be signed in counterparts.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, this Agreement is executed and delivered as of the day and year first above written.

BANK:

COMERICA BANK

By:	/s/ James Q. Goudie
Its:	Vice President & AGM

ASSIGNOR:

QUANTUM VALUE MANAGEMENT, LLC

By:	/s/ David J. Langevin
Its:	Chairman and CEO

ASSIGNEE:

MANITEX INTERNATIONAL, INC.

By:	/s/ David H. Gransee
Its:	Vice President and CFO

MANITEX INC.

By:	/s/ David H. Gransee
Its:	Vice President and CFO

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CONSENT OF GUARANTOR

The undersigned hereby consents to the execution and delivery of the foregoing Agreement and reaffirms and ratifies all of its obligations to the Bank under or in connection with its guaranty of the obligations of the Assignor.

MANITEX LLC

By:
Its:

4

EXHIBIT A

Installment Note Prime Referenced Rate

AMOUNT	NOTE DATE	MATURITY DATE
$1,483,299	July 9, 2009	April 1, 2012

FOR VALUE RECEIVED, the undersigned promise(s) to pay to the order of COMERICA BANK (herein called “Bank”), at any office of the Bank in the State of Michigan, the principal sum of ONE MILLION FOUR HUNDRED EIGHTY-THREE THOUSAND TWO HUNDRED NINETY-NINE DOLLARS ($1,483,299), payable in monthly installments equal to Fifty Thousand Dollars ($50,000) each, plus interest, commencing on July 1, 2009, and on each succeeding Installment Payment Date thereafter, until the Maturity Date set forth above, when the entire unpaid balance of principal, interest and all other sums hereunder shall be due and payable in full (unless sooner accelerated in accordance with the terms of this Note).

Subject to the terms and conditions of this Note, the unpaid principal balance outstanding under this Note from time to time shall bear interest at the Prime Referenced Rate plus the Applicable Margin.

Interest accruing hereunder shall be computed on the basis of a 360 day year if this Note evidences a business or commercial loan or a 365/366 day year if a consumer loan, and shall be assessed for the actual number of days elapsed, and in such computation, effect shall be given to any change in the applicable interest rate as a result of any change in the Prime Referenced Rate on the date of each such change.

Accrued and unpaid interest hereunder shall be payable, in arrears, on each Installment Payment Date, including, without limitation, the Maturity Date (unless sooner accelerated in accordance with the terms of this Note).

Payments under this Note shall be first applied to accrued and unpaid interest hereunder and the balance, if any, to principal.

From and after the occurrence of any Default hereunder, and so long as any such Default remains unremedied or uncured thereafter, the Indebtedness outstanding under this Note shall bear interest at a per annum rate of three percent (3%) above the otherwise applicable interest rate hereunder, which interest shall be payable upon demand. In addition to the foregoing, a late payment charge equal to five percent (5%) of each late payment hereunder may be charged on any payment not received by Bank within ten (10) calendar days after the payment due date therefor, but acceptance of payment of any such charge shall not constitute a waiver of any Default hereunder.

In no event shall the interest payable under this Note at any time exceed the maximum rate permitted by law.

The amount from time to time outstanding under this Note, the applicable interest rate and the amount and date of any repayment shall be noted on Bank’s records, which records shall be conclusive evidence thereof, absent manifest error; provided, however, any failure by Bank to make any such notation, or any error in any such notation, shall not relieve the undersigned of its/their obligations to repay Bank all amounts payable by the undersigned to Bank under or pursuant to this Note, when due in accordance with the terms hereof.

In the event that any payment under this Note becomes due and payable on any day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and, to the extent applicable, interest shall continue to accrue and be payable thereon during such extension at the rate(s) set forth in this Note.

All payments to be made by the undersigned to Bank under or pursuant to this Note shall be in immediately available United States funds, without setoff or counterclaim, and in the event that any payments submitted hereunder are in funds not available until collected, said payments shall continue to bear interest until collected.

Any Indebtedness outstanding hereunder may be prepaid without penalty or premium. Any prepayment hereunder shall also be accompanied by the payment of all accrued and unpaid interest on the amount so prepaid. Partial prepayments hereunder shall be applied to the installments hereunder in the inverse order of their maturities.

If the adoption after the date hereof, or any change after the date hereof in, any applicable law, rule or regulation (whether domestic or foreign) of any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Bank with any request or directive (whether or not having the force of law) made by any such authority, central bank or comparable agency after the date hereof: (a) shall subject Bank to any tax, duty or other charge with respect to this Note or any Indebtedness hereunder, or shall change the basis of taxation of payments to Bank of the principal of or interest under this Note or any other amounts due under this Note in respect thereof (except for changes in the rate of tax on the overall net income of Bank imposed by the jurisdiction in which Bank’s principal executive office is located); or (b) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by Bank, or shall impose on Bank or the foreign exchange and interbank markets any other condition affecting this Note or the Indebtedness hereunder; and the result of any of the foregoing is to increase the cost to Bank of maintaining any part of the Indebtedness hereunder or to reduce the amount of any sum received or receivable by Bank under this Note by an amount deemed by the Bank to be material, then the undersigned shall pay to Bank, within fifteen (15) days of the undersigned’s receipt of written notice from Bank demanding such compensation, such additional amount or amounts as will compensate Bank for such increased cost or reduction. A certificate of Bank, prepared in good faith and in reasonable detail by Bank and submitted by Bank to the undersigned, setting forth the basis for determining such additional amount or amounts necessary to compensate Bank shall be conclusive and binding for all purposes, absent manifest error.

In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to Bank, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by Bank with any guideline, request or directive of any such authority (whether or not having the force of law), including any risk-based capital guidelines, affects or would affect the amount of capital required or expected to be maintained by Bank (or any corporation controlling Bank), and Bank determines that the amount of such capital is increased by or based upon the existence of any obligations of Bank hereunder or the maintaining of any Indebtedness hereunder, and such increase has the effect of reducing the rate of return on Bank’s (or such controlling corporation’s) capital as a consequence of such obligations or the maintaining of such Indebtedness hereunder to a level below that which Bank (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy), then the undersigned shall pay to Bank, within fifteen (15) days of the undersigned’s receipt of written notice from Bank demanding such compensation, additional amounts as are sufficient to compensate Bank (or such controlling corporation) for any increase in the amount of capital and reduced rate of return which Bank reasonably determines to be allocable to the existence of any obligations of the Bank hereunder or to maintaining any Indebtedness hereunder. A certificate of Bank as to the amount of such compensation, prepared in good faith and in reasonable detail by the Bank and submitted by Bank to the undersigned, shall be conclusive and binding for all purposes absent manifest error.

This Note and any other indebtedness and liabilities of any kind of the undersigned (or any of them) to the Bank, and any and all modifications, renewals or extensions of it, whether joint or several, contingent or absolute, now existing or later arising, and however evidenced and whether incurred voluntarily or involuntarily, known or unknown, or originally payable to the Bank or to a third party and subsequently acquired by Bank including, without limitation, any late charges; loan fees or charges; overdraft indebtedness; costs incurred by Bank in establishing, determining, continuing or defending the validity or priority of any security interest, pledge or other lien or in pursuing any of its rights or remedies under any loan document (or otherwise) or in connection with any proceeding involving the Bank as a result of any financial accommodation to the undersigned (or any of them); and reasonable costs and expenses of attorneys and paralegals, whether inside or outside counsel is used, and whether any suit or other action is instituted, and to court costs if suit or action is instituted, and whether any such fees, costs or expenses are incurred at the trial court level or on appeal, in bankruptcy, in administrative proceedings, in probate proceedings or otherwise (collectively “Indebtedness”) are secured by and the Bank is granted a security interest in and lien upon all items deposited in any account of any of the undersigned with the Bank and by all proceeds of these items (cash or otherwise), all account balances of any of the undersigned from time to time with the Bank, by all property of any of the undersigned from time to time in the possession of the Bank and by any other collateral, rights and properties described in each and every deed of trust, mortgage, security agreement, pledge, assignment and other security or collateral agreement which has been, or will at any time(s) later be, executed by any (or all) of the undersigned to or for the benefit of the Bank (collectively “Collateral”). Notwithstanding the above, (i) to the extent that any portion of the Indebtedness is a consumer loan, that portion shall not be secured by any deed of trust or mortgage on or other security interest in any of the undersigned’s principal dwelling or in any of the undersigned’s real property which is not a purchase money security interest as to that portion, unless expressly provided to the contrary in another place, or (ii) if the undersigned (or any of them) has (have) given or give(s) Bank a deed of trust or mortgage covering California real property, that deed of trust or mortgage shall not secure this Note or any other indebtedness of the undersigned (or any of them), unless expressly provided to the contrary in another place, or (iii) if the undersigned (or any of them) has (have) given or give(s) the Bank a deed of trust or mortgage covering real property which, under Texas law, constitutes the homestead of such person, that deed of trust or mortgage shall not secure this Note or any other indebtedness of the undersigned (or any of them) unless expressly provided to the contrary in another place.

If (a) the undersigned (or any of them) or any guarantor under a guaranty of all or part of the Indebtedness (“guarantor”) (i) fail(s) to pay this Note or any of the Indebtedness when due, by maturity, acceleration or otherwise, or fail(s) to pay any Indebtedness owing on a demand basis upon demand; or (ii) fail(s) to comply with any of the terms or provisions of any agreement between the undersigned (or any of them) or any guarantor and the Bank, and any such failure continues beyond any applicable grace or cure period, if any, expressly provided with respect thereto; or (iii) become(s) insolvent or the subject of a voluntary or involuntary proceeding in bankruptcy, or a reorganization, arrangement or creditor composition proceeding, (if a business entity) cease(s) doing business as a going concern, (if a natural person) die(s) or become(s) incompetent, (if a partnership) dissolve(s) or any general partner of it dies, becomes incompetent or becomes the subject of a bankruptcy proceeding, or (if a corporation or a limited liability company) is the subject of a dissolution, merger or consolidation; or (b) any warranty or representation made by any of the undersigned or any guarantor in connection with this Note or any of the Indebtedness shall be discovered to be untrue or incomplete; or (c) there is any termination, notice of termination, or breach of any guaranty, pledge, collateral assignment or subordination agreement relating to all or any part of the Indebtedness; or (d) there is any failure by any of the undersigned or any guarantor to pay when due any of its indebtedness (other than to the Bank) or in the observance or performance of any term, covenant or condition in any document evidencing, securing or relating to such indebtedness; or (e) the Bank deems itself insecure, believing that the prospect of payment or performance of this Note or any of the Indebtedness is impaired or shall fear deterioration, removal or waste of any of the Collateral; or (f) there is filed or issued a levy or writ of attachment or garnishment or other like judicial process upon the undersigned (or any of them) or any guarantor or any of the Collateral, including, without limit, any accounts of the undersigned (or any of them) or any guarantor with the Bank; then the Bank, upon the occurrence and at any time during the continuance or existence of any of these events (each a “Default”), may, at its option and without prior notice to the undersigned (or any of them), declare any or all of the Indebtedness to be immediately due and payable (notwithstanding any provisions contained in the evidence of it to the contrary), sell or liquidate all or any portion of the Collateral, set off against the Indebtedness any amounts owing by the Bank to the undersigned (or any of them), charge interest at the default rate provided in the document evidencing the relevant Indebtedness and exercise any one or more of the rights and remedies granted to the Bank by any agreement with the undersigned (or any of them) or given to it under applicable law.

The undersigned authorize(s) the Bank to charge any account(s) of the undersigned (or any of them) with the Bank for any and all sums due hereunder when due; provided, however, that such authorization shall not affect any of the undersigned’s obligation to pay to the Bank all amounts when due, whether or not any such account balances that are maintained by the undersigned with the Bank are insufficient to pay to the Bank any amounts when due, and to the extent that are insufficient to pay to the Bank all such amounts, the undersigned shall remain liable for any deficiencies until paid in full.

If this Note is signed by two or more parties (whether by all as makers or by one or more as an accommodation party or otherwise), the obligations and undertakings under this Note shall be that of all and any two or more jointly and also of each severally. This Note shall bind the undersigned, and the undersigned’s respective heirs, personal representatives, successors and assigns.

The undersigned waive(s) presentment, demand, protest, notice of dishonor, notice of demand or intent to demand, notice of acceleration or intent to accelerate, and all other notices, and agree(s) that no extension or indulgence to the undersigned (or any of them) or release, substitution or nonenforcement of any security, or release or substitution of any of the undersigned, any guarantor or any other party, whether with or without notice, shall affect the obligations of any of the undersigned. The undersigned waive(s) all defenses or right to discharge available under Section 3-605 of the Michigan Uniform Commercial Code and waive(s) all other suretyship defenses or right to discharge. The undersigned agree(s) that the Bank has the right to sell, assign, or grant participations or any interest in, any or all of the Indebtedness, and that, in connection with this right, but without limiting its ability to make other disclosures to the full extent allowable, the Bank may disclose all documents and information which the Bank now or later has relating to the undersigned or the Indebtedness. The undersigned agree(s) that the Bank may provide information relating to this Note or relating to the undersigned to the Bank’s parent, affiliates, subsidiaries and service providers.

The undersigned agree(s) to reimburse Bank, or any other holder or owner of this Note, for any and all costs and expenses (including, without limit, court costs, legal expenses and reasonable attorneys’ fees, whether inside or outside counsel is used, whether or not suit is instituted, and, if suit is instituted, whether at the trial court level, appellate level, in a bankruptcy, probate or administrative proceeding or otherwise) incurred in collecting or attempting to collect this Note or the Indebtedness or incurred in any other matter or proceeding relating to this Note or the Indebtedness.

The undersigned acknowledge(s) and agree(s) that there are no contrary agreements, oral or written, establishing a term of this Note and agree(s) that the terms and conditions of this Note may not be amended, waived or modified except in a writing signed by an officer of the Bank expressly stating that the writing constitutes an amendment, waiver or modification of the terms of this Note. As used in this Note, the word “undersigned” means, individually and collectively, each maker, accommodation party, endorser and other party signing this Note in a similar capacity. If any provision of this Note is unenforceable in whole or part for any reason, the remaining provisions shall continue to be effective. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF MICHIGAN, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

For the purposes of this Note, the following terms have the following meanings:

“Applicable Margin” means two percent (2%) per annum.

“Business Day” means any day, other than a Saturday, Sunday or any other day designated as a holiday under Federal or applicable State statute or regulation, on which Bank is open for all or substantially all of its domestic and international business (including dealings in foreign exchange) in Detroit, Michigan, and, in respect of notices and determinations relating to the Daily Adjusting LIBOR Rate, also a day on which dealings in dollar deposits are also carried on in the London interbank market and on which banks are open for business in London, England.

“Daily Adjusting LIBOR Rate” means, for any day, a per annum interest rate which is equal to the quotient of the following:

(a)	for any day, the per annum rate of interest determined on the basis of the rate for deposits in United States Dollars for a period equal to one (1) month appearing on Page BBAM of the Bloomberg Financial Markets Information Service as of 11:00 a.m. (Detroit, Michigan time) (or as soon thereafter as practical) on such day, or if such day is not a Business Day, on the immediately preceding Business Day. In the event that such rate does not appear on Page BBAM of the Bloomberg Financial Markets Information Service (or otherwise on such Service) on any day, the “Daily Adjusting LIBOR Rate” for such day shall be determined by reference to such other publicly available service for displaying eurodollar rates as may be reasonably selected by Bank, or, in the absence of such other service, the “Daily Adjusting LIBOR Rate” for such day shall, instead, be determined based upon the average of the rates at which Bank is offered dollar deposits at or about 11:00 a.m. (Detroit, Michigan time) (or as soon thereafter as practical), on such day, or if such day is not a Business Day, on the immediately preceding Business Day, in the interbank eurodollar market in an amount comparable to the principal amount of Indebtedness hereunder and for a period of one (1) month;

divided by

(b)	1.00 minus the maximum rate (expressed as a decimal) on such day at which Bank is required to maintain reserves on “Euro-currency Liabilities” as defined in and pursuant to Regulation D of the Board of Governors of the Federal Reserve System or, if such regulation or definition is modified, and as long as Bank is required to maintain reserves against a category of liabilities which includes eurodollar deposits or includes a category of assets which includes eurodollar loans, the rate at which such reserves are required to be maintained on such category.

“Installment Payment Date” means July 1, 2009, and the first (1st) day of each succeeding month thereafter, until (and including) the Maturity Date.

“Prime Rate” means the per annum interest rate established by Bank as its prime rate for its borrowers, as such rate may vary from time to time, which rate is not necessarily the lowest rate on loans made by Bank at any such time.

“Prime Referenced Rate” means, for any day, a per annum interest rate which is equal to the Prime Rate in effect on such day, but in no event and at no time shall the Prime Referenced Rate be less than the sum of the Daily Adjusting LIBOR Rate for such day plus two and one-half percent (2.50%) per annum. If, at any time, Bank determines that it is unable to determine or ascertain the Daily Adjusting LIBOR Rate for any day, the Prime Referenced Rate for each such day shall be the Prime Rate in effect at such time, but not less than two and one-half percent (2.50%) per annum.

No delay or failure of Bank in exercising any right, power or privilege hereunder shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any further exercise thereof, or the exercise of any other power, right or privilege. The rights of Bank under this Agreement are cumulative and not exclusive of any right or remedies which Bank would otherwise have, whether by other instruments or by law.

THE MAXIMUM INTEREST RATE SHALL NOT EXCEED 25% PER ANNUM, OR THE HIGHEST APPLICABLE USURY CEILING, WHICHEVER IS LESS.

THE UNDERSIGNED AND BANK, BY ACCEPTANCE OF THIS NOTE, ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES. TO THE EXTENT PERMITTED BY LAW, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS NOTE OR THE INDEBTEDNESS.

This Note amends, restates and reduces that certain Variable Rate – Single Payment Note dated as of March 10, 2005, made in the principal amount of Twenty Million Dollars ($20,000,000) by Quantum Value Management, LLC, payable to Bank, and assumed by the undersigned (the “Prior Note”); provided, however, (i) the execution and delivery by the undersigned of this Note shall not, in any manner or circumstance, be deemed to be a payment of, a novation of or to have terminated, extinguished or discharged any of the undersigned’s indebtedness evidenced by the Prior Note, all of which indebtedness shall continue under and shall hereinafter be evidenced and governed by this Note, and (ii) all collateral and guaranties securing or supporting the Prior Note shall continue to secure and support this Note.

MANITEX INTERNATIONAL, INC.

By:
SIGNATURE OF

Its:
TITLE

MANITEX INC.

By:
SIGNATURE OF

Its:
TITLE

3000 S. Austin Ave.	Georgetown	TX	78626-7544
STREET ADDRESS	CITY	STATE	ZIP

For Bank Use Only				CCAR#
LOAN OFFICER INITIALS JQG	LOAN GROUP NAME Middle Market II – West Oakland	BASE RATE INDEX 20129	OBLIGOR NAME Manitex International, Inc./Manitex Inc.
LOAN OFFICER ID. NO.	LOAN GROUP NO. 90625	OBLIGOR NO.	NOTE NO.	AMOUNT $1,483,299